Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Prudential Series Fund:

We consent to the use of our reports with respect to the Prudential Series Fund, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

April 15, 2015